Contract No: ACME_2238_01_ISML

CONTRACT

FOR

TWO AUTOMATIC DUAL TRACK DVDR MANUFACTURING SYSTEMS

"STREAMLINE II DVDR"

Between

Infoscience Media Limited
5/F., QPL Industrial Building,
126-140 Texaco Road,
Tsuen Wan, N.T.,
Hong Kong,

- below designated as BUYER –

and

ACME Cassette Manufacturing Limited
4/F., Wayson Comm. Bldg.,
28 Connaught Road West,
Hong Kong

- below designated as SELLER -

1. **SUBJECT OF THE CONTRACT**

The BUYER increases the production capacity of DVDR.

For this purpose the BUYER will install TWO Automated DVDR Manufacturing System SINGULUS "STREAMLINE II DVDR" - hereinafter called SYSTEM - at his site in Hong Kong.

The BUYER will buy the STREAMLINE II DVDR and the SELLER will design, construct, deliver, assemble and commission the STREAMLINE II DVDR based on the hereinafter stated conditions.

Contract No: ACME_2238_01_ISML

SCOPE OF DELIVERY

The SELLER will supply the following hardware and services:

2.1 Hardware of TWO STREAMLINE II DVDR designed for the production of DVDR according to paragraph 4 of the technical specification no. 130803 - hereinafter called SPECIFICATION - attached as Annex 1.

EACH STREAMLINE II DVDR will be equipped with two EMOULD all-electric DVDR injection molding machines, two AXXICON-ST DVDR molds and the necessary integration work to combine the molding machines with the STREAMLINE II DVDR as follows:

- mechanical transfer handling to carry the discs from the take out robot of the injection molding machines to the STREAMLINE II DVDR
- two spin cooling stations and one blank disc buffer unit for every injection molding machine
- cleanroom to cover the entire area between the STREAMLINE II DVDR and the injection molding machines as well as the molding area of the injection molding machines
- one cooling conveyor to bring the substrates into thermal equilibrium
- fully integrated automatic interface; data exchange via profibus

Additional scope of delivery with the EACH STREAMLINE II DVDR:

- two blank disc buffer
- one 4-cup dye coating system
- one integrated process climate control unit
- one 2-step inspection system (dye scanner and final scanner)
- one sample disc lock
- one radiation drying system
- one SINGULUS V metallizer
- two edge cleaning stations
- one conveyor to transport dummy substrates for bonding
- one bonding station
- one double spin-off station for bonding
- one UV curing station
- one laser disc marker system
- one output buffer station with 32 spindles
- one spare parts package at the total price of EUR 10,000.-
- Two Piovan PC hopper Dryer CD200/4; i.e one dryer will cover two STREAMLINE II

- cooperation for the implementation and process support for DVD+R (8x) or DVD-R (4x) process technology (this requires that the BUYER will provide qualified dye and stampers in accordance with SELLER's recommendation in order to produce recordable DVD according to the appropriate official disc specification). However, it is a provision that BUYER will sign and fulfill license agreement and verification process with the license holders for DVD+R and DVD-R, and these requirements are explicitly taken out from the SELLER's obligations.

2.2 One training course (operation, maintenance and process) for 3 participants of BUYER at BUYER's site.

2.3 Airworthy packing, air transportation and transport insurance of the STREAMLINE II DVDR CIP (carriage and insurance paid to) Hong Kong airport according to ICC Incoterms 2000.

2.4 Final acceptance test of the STREAMLINE II DVDR on BUYER's site according to paragraph 7.

3. **EQUIPMENT AND SERVICES NOT SUPPLIED BY SELLER**

Not included in the scope of delivery according to paragraph 2 of this contract are:

- all buildings and construction works, foundations, pits and cable ducts on BUYER's site; electricity supply up to the main switch on BUYER's site, connection and supply lines for utilities such as cooling water, compressed air, process gases, liquids, etc. and exhaust pipes, drains, etc. up to the connection points of the STREAMLINE II DVDR on BUYER's site according to SPECIFICATION; wiring and tubing of any peripheral hardware
- power filters or uninterrupted power supply devices
- air-conditioning and heating systems in buildings as well as chilling units, water cooling systems, cleanrooms and other peripheral hardware required for the STREAMLINE II DVDR, chemical laboratory, offline DVDR testing equipment and dye recycling systems
- all preparatory work for the erection of the STREAMLINE II DVDR on BUYER's site including unloading from truck, transportation and positioning on BUYER's assembly site; assembly crane, fork-lift truck including operator and tools on BUYER's site
- spare parts and consumables required for the start-up and final acceptance test on BUYER's site; spare parts and consumables required for production and/or testing; any targets; etc.
- local transportation, customs duties, sales and import taxes and any other taxes or costs following CIP Hong Kong airport delivery
- any pre-writers for DVD-R
- tools such as stampers for the injection molding machines, etc.
- any hardware/software for CDR production; any CDR molds
- traveling and living expenses incurring in connection with the training of BUYER's technicians at one of SELLER's training centers
- any options according to SPECIFICATION, if not mentioned in the scope of delivery according to paragraph 2 unless separately ordered and paid for by BUYER

- all approvals and third-party consents necessary prior to the use of the STREAMLINE II DVDR by BUYER.

These services will be provided by the BUYER in due time.

4. **PRICE**

The price for the hardware of TWO STREAMLINE II DVDR and the services according to paragraph 2.1 to 2.4 amounts:

HKD19,913,670.- (Each machine HKD9,956,835.-)

This price covers all hardware and services mentioned in paragraph 2.
Not included are all hardware and services mentioned in paragraph 3.

5. **CONDITIONS OF PAYMENT**

5.1 The price according to paragraph 4 of this contract is based on the following conditions of payment:

See attachment

5.2 All bank charges arising in BUYER's country are on BUYER's account.
All bank charges arising in SELLER's country are on SELLER's account.

5.3 Above payments are to be made exclusively to the SELLER net cash without any deductions and/or compensations.

6 **TIME OF DELIVERY**

The STREAMLINE II DVDR will be ready for shipment FCA SELLER's works in approx.

Week 39, 2004 (Two STREAMLINE II DVDR)

provided coming into force of this contract by September 30, 2004 at the latest.

7. **FINAL ACCEPTANCE TEST OF THE STREAMLINE II DVDR ON BUYER'S SITE**

After completion of the commissioning, the SELLER and SELLER's subsuppliers will perform in the presence of the BUYER the final acceptance test of the SYSTEMS on BUYER's site.

The final acceptance test conditions outlined in paragraph 5 of SPECIPICATION will apply. In addition BUYER and SELLER agree on the following final acceptance test criteria for the SYSTEMS which supersede the terms of the SPECIPICATION:

format	target material	cycle time	yield*	uptime**	duration of acceptance
DVD+R or DVD-R (to be defined)	Ag	3.5 s	≥ 85 %	≥ 90 %	4 hours

* based on the yield figure displayed by the **Dr. Schenk** inline inspection system with parameter settings in accordance with the official DVDR specification; non-fulfillment of the "site requirements" (water cooling, cleanroom, etc.) or non-fulfillment of the necessary stamper quality or non-qualified operators have to be excluded from the yield calculation.

**down times due to normal machine stops for stamper-, target-, mask change, maintenance, replacement of wear- and tear parts, etc. as well as due to non-available of consumables (such as polycarbonate, stampers, bonding resin, etc.) or non-fulfillment of the "site requirements" (water cooling, cleanroom, etc.) or non-qualified operators have to be excluded from the uptime calculation.

The BUYER has to provide qualified DVDR stampers for the final acceptance test free of charge.

Upon successful completion of the final acceptance test the SYSTEMS are considered as accepted by BUYER and BUYER and SELLER will sign one final acceptance test protocol for each SYSTEM.

The final acceptance test of the SYSTEMS on BUYER's site is automatically completed 2 months from the respective shipping date CIP Hong Kong airport, in case it is delayed by reasons not imputable to SELLER. The final acceptance test is immediately completed, if BUYER starts using the SYSTEMS for production.

The BUYER will make available his communication system to all personnel delegated and assist them in any way he can.

The BUYER will make available his communication system to all personnel delegated and assist them in any way he can.

8. **Warranty**

SELLER warrants that the STREAMLINE II DVDR will be free from defects in material and workmanship except ordinary wear and tear and corrosion.

The warranty period amounts to 12 months and begins upon successful completion of the final acceptance test according to paragraph 7 of this contract, at the latest, however, when BUYER starts using the STREAMLINE II DVDR for production or testing. In any case the warranty period shall last no longer than 15 months in maximum calculated from shipping date CIP Hong Kong airport.

All parts becoming useless within above mentioned periods for which the SELLER is responsible, especially resulting from faulty design, bad materials or bad workmanship are to be repaired or replaced (at SELLER's discretion) free of charge. Where the presence of such faults is confirmed the SELLER must be immediately notified in writing. Where new parts are supplied the old parts become the SELLER's property.

The SELLER cannot be held responsible for faults or damage arising from natural wear-and-tear, faulty or careless treatment, faulty installation or setting into operation by the BUYER or by a third party, subjection to stresses greater than those prescribed, use of unsuitable materials, faulty building work on part of BUYER or any natural or other influence not traceable to SELLER. Excluded are seals, gaskets, filled-in working agents, fluids and parts made of plastics.

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The BUYER must grant reasonable time and opportunity to take what appears to the SELLER to be the necessary steps for making repairs and supplying replacements. Where such time and opportunity are refused the SELLER becomes automatically freed of his obligations respecting the faults or defects.

If the BUYER or any third party brought in by him effects alterations or repairs without SELLER's explicit contract the SELLER is freed of his obligations respecting the faults or defects. The faulty part is to be put out of action immediately where continuation of its working or its use is likely to be cause of damage.

Shipments of parts in warranty cases will be made CIP Hong Kong airport according to ICC Incoterms 2000.

This contract is valid until SEPT 30, 2004, if not signed by both parties prior to that date.

INFOSCIENCE MEDIA LTD.
(BUYER)

Hong Kong

Place

15 Sept 2004

Date

For and on behalf of
INFOSCIENCE MEDIA LIMITED
訊滙科技有限公司

Authorized Signature(s)

Signature

ACME CASSETTE MANUFACTURING LTD.
(SELLER)

Hong Kong

Place

15 Sept 2004

Date

For and on behalf of
ACME CASSETTE MFG LTD.

Authorized Signature

Signature